                                                                     Exhibit 5.1

OLSHAN
OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP

                                                               PARK AVENUE TOWER
                                                             65 EAST 55TH STREET
                                                        NEW YORK, NEW YORK 10022
                                                         TELEPHONE: 212.451.2300
                       September 10, 2007                FACSIMILE: 212.451.2222

                                                               WWW.OLSHANLAW.COM

Empire Resorts, Inc.
701 N. Green Valley Parkway, Suite 200
Henderson, Nevada 89074

                  Re:  Empire Resorts, Inc.
                       Registration Statement on Form S-3
                       ----------------------------------

Gentlemen:

      We have acted as counsel to Empire Resorts,  Inc., a Delaware  corporation
(the "Company"),  in connection with the filing with the Securities and Exchange
Commission (the  "Commission")  of its  Registration  Statement on Form S-3 (the
"Registration Statement"),  including the prospectus forming a part thereof (the
"Prospectus").  The  Prospectus  provides  that it will be  supplemented  in the future by one or more prospectus supplements (each, a "Prospectus  Supplement").
The Prospectus, as supplemented by various Prospectus Supplements,  will provide for the  issuance  and sale,  from time to time,  pursuant to Rule 415 under the
Securities Act of 1933, as amended (the "Securities Act"), (i) by the Company of
(a) shares of common stock,  $.01 par value per share (the "Common Stock");  (b)
shares of preferred stock (the "Preferred Stock"); (c) one or more series of the debt securities of the Company (the "Debt Securities"), which may be convertible or exchangeable  for shares of Common Stock or Preferred  Stock; (d) warrants to purchase Common Stock,  Preferred Stock and/or Debt Securities (the "Warrants");
and (e) units  comprising  Common Stock,  Preferred  Stock,  Debt Securities and
Warrants in any combination (the "Units");  and (ii) by certain of the Company's subsidiaries  (to  the  extent  listed  as  co-registrants  in the  Registration
Statement  (collectively,  the "Subsidiary Guarantors") of guarantees of certain or all of the Debt Securities (the  "Guarantees").  The Common Stock,  Preferred
Stock, Debt Securities,  Warrants,  Units and Guarantees are herein collectively referred to as the "Securities."

      This opinion  letter is being  delivered at the request of the Company and in  accordance  with  the  requirements  of Item  601(b)(5)  of  Regulation  S-K promulgated under the Securities Act.

      The aggregate  public  offering price of the Securities  being  registered pursuant  to the  Registration  Statement  will  not  exceed  $100,000,000.  The
Securities  will be offered in amounts,  at prices and on terms to be determined at the time of sale and to be set forth in the Prospectus  Supplements contained in the  Registration  Statement.  The Warrants may be issued pursuant to warrant agreements  to be dated  on or  about  the  date of the  first  issuance  of the
Warrants thereunder between the Company and a financial  institution  identified

September 10, 2007

therein as warrant agent (each, a "Warrant  Agent").  The Debt Securities may be issued  pursuant  to one or more  indentures,  as the  same  may be  amended  or supplemented  from time to time  (each,  an  "Indenture"),  by and  between  the
Company and a trustee to be chosen by the Company and  qualified  to act as such under the Trust Indenture Act of 1939, as amended (the "Trustee").

      We advise  you that we have  examined  originals  or copies  certified  or otherwise  identified to our  satisfaction of the  Registration  Statement,  the
Prospectus,  the  organizational  documents,  as amended to date,  and corporate proceedings of each of the Company and the Subsidiary Guarantors, and such other documents,  instruments and certificates of officers and  representatives of the
Company and the Subsidiary Guarantors and of public officials,  and we have made such  examination  of law,  as we have deemed  appropriate  as the basis for the opinion hereinafter expressed.  In making such examination,  we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of documents submitted to us as certified or photostatic copies.

      Based upon the foregoing and subject to the additional  qualifications set forth below, we are of the opinion that:

      1. When the issuance and terms of sale of the shares of Common Stock shall have been duly  authorized and approved by the Board of Directors of the Company in conformity with the  certificate of  incorporation  of the Company,  and such shares  shall have been issued and  delivered  against  payment of the  purchase
price  therefor  in  accordance   with  the  applicable   definitive   purchase,
underwriting  or similar  agreement,  and as  contemplated  by the  Registration
Statement, the Prospectus and the related Prospectus Supplement,  and, if issued upon  the  conversion,  exchange  or  exercise  of  Debt  Securities,  Warrants,
Preferred  Stock or as part of a Unit,  when such  shares  shall  have been duly issued and delivered as contemplated  by the terms of the applicable  Indenture,
Warrant or certificate of designations, such shares of Common Stock will be duly and validly issued, fully paid and nonassessable.

      2.  When (i) the  issuance  and  terms of sale of a series  of  shares  of
Preferred  Stock shall have been duly  authorized  and  approved by the Board of
Directors of the Company in conformity with the certificate of  incorporation of the Company;  (ii) an  appropriate  certificate or  certificates  of designation relating to such  series of  Preferred  Stock to be sold under the  Registration
Statement  shall have been duly authorized and adopted by the Board of Directors of the  Company  and  shall  have  been  filed  with the  Secretary  of State of
Delaware;  and (iii) such shares  shall have been issued and  delivered  against payment  of the  purchase  price  therefor  in  accordance  with the  applicable definitive purchase,  underwriting or similar agreement,  and as contemplated by
the  Registration   Statement,   the  Prospectus  and  the  related   Prospectus
Supplement, and, if issued upon the conversion, exchange or exercise of any Debt
Securities, Warrants or as part of a Unit, when such shares shall have been duly issued and delivered as contemplated by the terms of the applicable Indenture or
Warrant,  the shares of Preferred Stock will be duly and validly  issued,  fully paid and nonassessable.

      3. When (i) the  issuance and terms of sale of the Debt  Securities  shall have been duly  authorized and approved by the Board of Directors of the Company and duly established in conformity with the applicable  Indenture;  and (ii) the

September 10, 2007

Debt Securities shall have been duly executed, authenticated,  issued, delivered and sold in accordance with the applicable definitive purchase,  underwriting or similar agreement, as contemplated by the Registration Statement, the Prospectus and the related  Prospectus  Supplement,  and in the manner  provided for in the applicable  Indenture  against payment of the purchase price therefor,  the Debt
Securities  will  constitute  valid  and  binding  obligations  of the  Company, enforceable against the Company in accordance with their respective terms.

      4. When (i) the issuance and terms of sale of the Warrants shall have been duly authorized by the Board of Directors of the Company;  and (ii) the Warrants
shall  have  been  duly  executed  and  countersigned  and  issued  and  sold in accordance  with the applicable  definitive  purchase,  underwriting  or similar agreement, as contemplated by the Registration Statement, the Prospectus and the
related  Prospectus  Supplement,  the Warrants will constitute valid and binding obligations of the Company,  enforceable  against the Company in accordance with their respective terms.

      5. When (i) the issuance and the terms of the sale of the Units shall have been duly  authorized  by the Board of Directors  of the  Company;  and (ii) the
Units shall have been duly  executed  and  countersigned  and issued and sold in accordance  with the applicable  definitive  purchase,  underwriting  or similar agreement, as contemplated by the Registration Statement, the Prospectus and the
related  Prospectus  Supplement,  the Units will  constitute  valid and  binding obligations of the Company,  enforceable  against the Company in accordance with their respective terms.

      6.  When (i) the Debt  Securities  shall  have been  duly  established  in conformity with the applicable  Indenture  (including,  without limitation,  the adoption  by  the  Board  of  Directors  of the  Company  of a  resolution  duly authorizing  the  issuance  and  delivery  of  the  Debt  Securities)  and  duly authenticated  by the Trustee under the applicable  Indenture;  (ii) the Trustee under the  applicable  Indenture  is  qualified  to act as  Trustee  under  such
Indenture;  (iii) the  applicable  Indenture  shall have been duly  executed and delivered by the Company,  any applicable  Subsidiary  Guarantor and the Trustee thereunder  becoming  enforceable  obligations of the parties thereto;  (iv) the
Board of Directors  (or similar  governing  body) of the  applicable  Subsidiary
Guarantor  shall  have duly  adopted a  resolution  authorizing  the  execution, delivery,  and performance of the applicable Guarantee;  and (v) such Guarantees shall  have been  duly  executed  and  delivered  on  behalf  of the  applicable
Subsidiary  Guarantor  in  accordance  with  the  provisions  of the  applicable
Indenture and in accordance  with any governing  agreement,  the Guarantees will constitute  the valid  and  binding  obligations  of the  applicable  Subsidiary
Guarantor.

      In rendering  the  opinions set forth above,  we have assumed that (i) the
Registration  Statement  shall  have  become  and  remains  effective  under the
Securities Act, a Prospectus  Supplement shall have been prepared and filed with the Commission  describing the Securities  offered  thereby and such  Securities shall have been issued and sold in  accordance  with the terms set forth in such
Prospectus  Supplement;  (ii) a  definitive  purchase,  underwriting  or similar agreement with respect to such Securities (if  applicable)  shall have been duly authorized, executed and delivered by the Company, the Subsidiary Guarantors (if applicable) and the other parties thereto;  (iii) the Securities shall have been duly  authorized  by all  necessary  corporate  action  by the  Company  and the

September 10, 2007

Subsidiary  Guarantors  (if  applicable),  and  the  Indenture,  any  applicable supplemental  indenture thereto,  and any other agreement pursuant to which such
Securities may be issued shall be duly authorized, executed and delivered by the
Company,  the  Subsidiary  Guarantors  (if  applicable)  and the  other  parties thereto;  (iv) the Company is and shall remain duly organized,  validly existing and in good  standing  under  applicable  state law; (v) the Company  shall have reserved a sufficient  number of shares of its duly  authorized,  but  unissued,
Common Stock and Preferred  Stock as is necessary to provide for the issuance of the  shares  of  Common  Stock  and  Preferred  Stock  as  contemplated  by  the
Registration  Statement;  (vi)  in  connection  with  the  sale  of  Units,  any applicable  Unit  agreement  shall  have  been  executed  and  delivered  by all applicable  parties and shall be enforceable in all respects in accordance  with its terms;  (vii) in connection with the Guarantees,  the Debt Securities  shall have been validly issued in accordance  with all applicable  legal  requirements and any applicable Guarantee agreement shall have been executed and delivered by all  applicable  parties  and  shall  be in  accordance  with  applicable  legal requirements;  (viii)  each  Subsidiary  Guarantor  that is a  corporation  will continue to be incorporated and in good standing under applicable state law; and
(ix)  each  Subsidiary  Guarantor  that is a  limited  liability  company  shall continue to exist and remain in good standing under applicable state law.

      The  opinions  set forth  above are subject to the  following  exceptions, limitations  and  qualifications:  (i) the  effect  of  bankruptcy,  insolvency, reorganization,  fraudulent conveyance,  moratorium or other similar laws now or hereafter  in effect  relating  to or  affecting  the  rights  and  remedies  of creditors;  (ii) the effect of general  principles of equity,  including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible  unavailability of specific  performance or injunctive  relief, regardless of whether  enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any  proceeding  therefore may be brought;  (iii) the unenforceability under certain circumstances under law or
court  decisions  of  provisions   providing  for  the  indemnification  of,  or
contribution to, a party with respect to a liability where such  indemnification or  contribution  is  contrary  to public  policy.  We express  no  opinion  (i)
concerning the  enforceability  of any waiver of rights or defenses with respect to stay, extension or usury laws or (ii) with respect to whether acceleration of
Debt  Securities  may affect  the  collectibility  of any  portion of the stated
principal  amount  thereof  that  might be  determined  to  constitute  unearned interest thereon.

      We are members of the Bar of the State of New York.  We express no opinion as to the effects of any laws,  statutes,  regulations or ordinances  other than the laws of the State of New York and of the United  States of  America  and the
General  Corporation Law of the State of Delaware (the "DGCL"). In rendering our opinion as it relates to the laws of the State of Delaware, we have reviewed the
Constitution  of the  State of  Delaware  and the  DGCL,  but not to the  extent affected by other noncorporate law, and reported judicial decisions in the State of Delaware under the DGCL.

      This opinion is given as of the date hereof and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in fact or law that may hereafter occur.

September 10, 2007

      We hereby  consent  to the  filing of this  opinion  as an  exhibit to the
Registration  Statement and to the reference  made to our firm under the caption
"Legal  Matters" in the  Prospectus.  In giving such consent,  we do not thereby concede  that our firm is within  the  category  of  persons  whose  consent  is required under Section 7 of the  Securities Act or the rules and  regulations of the Securities and Exchange Commission.

      This opinion is being furnished in connection with the issuance, offer and sale of the  Securities and is not to be used,  quoted or otherwise  referred to for any other purpose without our prior written  consent.  This opinion does not constitute such prior written consent.

      We advise you that Robert H. Friedman,  a director and optionholder of the
Company,  is a  member  of this  firm  and that  other  members  of the firm are stockholders of the Company.

                    Very truly yours,

                    /s/ OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP

                    OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP